Exhibit 10.22

AMENDMENT NO. 8

AMENDMENT NO. 8, dated as of February 9, 2006 (this “Amendment”), among EMPIRE RESOURCES, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”); each of the lenders that is a signatory hereto (individually, a “Bank” and, collectively, the “Banks”); and JPMORGAN CHASE BANK, N.A., as agent for the Banks (in such capacity, together with its successors in such capacity, the “Agent”).

The Company, the Banks and the Agent are parties to a Credit Agreement, dated as of December 21, 2000 (as heretofore modified and supplemented and in effect on the date hereof, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said Banks to the Company. The Company, the Banks and the Agent now wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 8, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendment. Subject to the occurrence of the Amendment Effective Date and effective on such date, the Credit Agreement shall be amended as follows:

2.01       Section 1.01 of the Credit Agreement shall be amended by inserting the following definition in the appropriate alphabetical sequence:

“Bridge Promissory Note” shall mean the promissory note, dated as of February 8, 2006, pursuant to which the Company promises to pay to the order of Chase the aggregate principal amount of $5,000,000.

2.02       Section 8.07 of the Credit Agreement shall be amended by (a) deleting the word “and” at the end of clause (c) therein; (b) deleting the “.” at the end of clause (d) therein and replacing it with “; and”; and (c) inserting the following clause (e) at the end thereof:

“(e)        Indebtedness under the Bridge Promissory Note in an aggregate principal amount not to exceed $5,000,000.”

Section 3. Representations and Warranties. The Company represents and warrants to the Banks as of the Amendment Effective Date that (x) the representations and warranties set forth in Section 7 of the Credit Agreement and in Article III the Security Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Section 7 to “this Agreement” included reference to this Amendment No. 8, except (i) changes resulting from transactions contemplated by or permitted by the Credit Agreement, and (ii) those applicable to a specific date or period and (y) no Default has occurred and is continuing.

Section 4. Conditions Precedent. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of February 8, 2006 (the “Amendment Effective Date”), upon (i) the execution of this Amendment No. 8 by the Company, each of the Required Banks and the Agent and (ii) the payment by the Company of all fees and expenses due and owing on such date.

Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 8 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 8 by signing any such counterpart. This Amendment No. 8 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 8 to be duly executed and delivered as of the day and year first above written.

EMPIRE RESOURCES, INC.

By:	/s/ Sandra R. Kahn
Name: Sandra R. Kahn Title: Vice President

JPMORGAN CHASE BANK, N.A., as Agent

By:	/s/ Thomas S. Drake
Name: Thomas S. Drake Title: Vice President

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Paul Feldman
Name: Paul Feldman Title: Senior Vice President

CITICORP USA, INC.

By:	/s/ Keith Pallmann
Name: Keith Pallmann Title: Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Thomas S. Drake
Name: Thomas S. Drake Title: Vice President

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH

By:	/s/ Rebecca O. Morrow
Name: Rebecca O. Morrow Title: Executive Director

By:	/s/ Eva Rushkevich
Name: Eva Rushkevich Title: Executive Director